Exhibit (m)(vii)under Form N-1A
                                             Exhibit (1) under Item 601/Reg. S-K





                                    EXHIBIT F
                                   to the Plan

                        Federated Income Securities Trust

                     FEDERATED MUNI AND STOCK ADVANTAGE FUND
                                 Class A Shares


     The Plan is adopted by Federated Income Securities Trust with respect to the Class of Shares of the Portfolio of the Trust set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of l% of the average aggregate net asset value of the Class A Shares of Federated Muni and Stock Advantage Fund held during the month.

     Witness the due execution hereof this 1st day of September, 2003.


                                    FEDERATED INCOME SECURITIES TRUST



                                    By:  /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President

                                  EXHIBIT G
                                    to the
                                     Plan


                      Federated Income Securities Trust

                   FEDERATED MUNI AND STOCK ADVANTAGE FUND
                                Class C Shares



            This Plan is adopted by Federated Income Securities Trust with respect to the Class of Shares of the Portfolio of the Trust set forth above.

            In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class C Shares of the Federated Muni and Stock Advantage Fund held during the month.

            Witness the due execution hereof this 1st day of September, 2003.

                                    FEDERATED INCOME SECURITIES TRUST



                                    By:  /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President



                                    EXHIBIT H
                                     to the
                                      Plan


                        Federated Income Securities Trust

                        FEDERATED SHORT TERM INCOME FUND
                                 Class A Shares



     This Plan is adopted by Federated Income Securities Trust with respect to the Class of Shares of the Portfolio of the Trust set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .50 of 1% of the average aggregate net asset value of the Class A Shares of the Federated Short Term Income Fund held during the month.

     Witness the due execution hereof this 1st day of December, 2003.

                                    FEDERATED INCOME SECURITIES TRUST



                                    By:  /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President